Exhibit 10.7

                            SECOND LICENSE AGREEMENT

      This SECOND LICENSE AGREEMENT, dated as of this 3rd day of March, 2005 (this "SECOND LICENSE AGREEMENT") is made by and between Cytomedix, Inc. ("LICENSOR") and DePuy Spine, Inc. (f/k/a DePuy AcroMed, Inc.) ("LICENSEE"). Capitalized terms used herein shall have the meaning set forth herein.

      WHEREAS,

A. LICENSOR co-owns certain patents with the University of Minnesota pertaining to damaged tissue treatment methods, processes, and compositions. The University of Minnesota has assigned all rights to the certain patents, but has retained a non-exclusive perpetual license solely in connection with not-for-profit research and teaching.

B. WHEREAS, LICENSOR and LICENSEE entered into a license agreement dated March 19, 2001 (the "FIRST LICENSE AGREEMENT"), whereby LICENSOR granted LICENSEE the worldwide exploitation rights to practice and utilize the PATENTS in certain fields of use (the "ORIGINAL LICENSED FIELDS") on the terms and conditions set forth in the FIRST LICENSE AGREEMENT.

C. WHEREAS, LICENSEE desires the non-exclusive worldwide right to practice and utilize the PATENTS in the ADDITIONAL LICENSED FIELDS;

D. WHEREAS, LICENSOR desires to grant to LICENSEE non-exclusive worldwide exploitation rights to practice and utilize the PATENTS in the ADDITIONAL LICENSED FIELDS on the terms and conditions set forth in this SECOND LICENSE AGREEMENT;

      NOW, THEREFORE, in consideration of the mutual covenants and promises contained in this SECOND LICENSE AGREEMENT, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

I.    Definitions

      1.00 PATENT or PATENTS means the patents and/or patent applications listed in Appendix AA.

      1.01 LICENSED TERRITORY means the entire world.

      1.02 ADDITIONAL LICENSED FIELDS means all fields other than (i) the LICENSED FIELD of the FIRST LICENSE AGREEMENT and (ii) the treatment of "chronic non-healing wounds." For purposes of this SECOND LICENSE AGREEMENT, the term "chronic non-healing wounds" means (i) any venous stasis, decubitus, or diabetic foot ulcers or (ii) any wounds lasting 30 days or longer.

      1.03 PRODUCT shall mean any LICENSEE device marketed or promoted by LICENSEE as being for producing or applying compositions including platelets (which includes, but is not limited to, platelet concentrate) to facilitate healing and used in all ADDITIONAL LICENSED FIELDS. Any LICENSEE device which is marketed by LICENSEE without direct or indirect reference to platelets or platelet releasate shall not be considered a PRODUCT. Notwithstanding the above, for the term of this Agreement, the items listed in Appendix BB and replacements of the centrifuge and separator products will be considered PRODUCTS irrespective of the LICENSEE'S marketing activities thereon. LICENSEE reserves the right to revise the items listed in Appendix BB subject to LICENSOR'S written consent.

      1.04 NET SALES PRICE shall mean LICENSEE'S invoice price to customers, AFFILIATES, or DISTRIBUTORS, f.o.b. factory, after deduction of freight, taxes and agent's commissions. PRODUCTS that are used only by LICENSEE for sales demonstration purposes shall have a zero dollar value for NET SALES PRICE. PRODUCTS that are not sold to an end user, but are disposed of by LICENSEE due to obsolescence, damage or other similar conditions shall have a zero dollar value for NET SALES PRICE. NET SALES PRICE for the purposes of computing royalties under this Agreement shall never be less than LICENSEE'S cost to manufacture, determined by LICENSEE'S customary accounting practices plus five percent (5%).

      a.    capital PRODUCT

            i.    disposable allocation

            In the instance wherein LICENSEE disposes of a CAPITAL PRODUCT (such as a centrifuge) to a third party and receives full consideration therefor solely by explicitly adding a capital allocation therefor to invoices for the sales of disposable PRODUCTS to the third party, the royalty due for disposal of the capital PRODUCT shall be included in the royalty due upon the disposable PRODUCTS (such as a separator).

            ii.   outright capital PRODUCT sales

            In the instance wherein the capital PRODUCT is sold outright, the royalty shall be ten dollars ($10.00) for such PRODUCTS sold to a U.S. customer, and five dollars ($5.00) for such PRODUCTS sold to non-U.S. customers.

      b.    Non-US AFFILIATE sales of disposables

            For LICENSEE'S non-US sales to AFFILIATES, the NET SALES PRICE will be LICENSEE'S transfer price to its AFFILIATES, but in no event will be less than cost to manufacture determined by LICENSEE'S customary accounting practices plus five percent (5%).

      c.    Applicators/Mixers

            Royalties for all other products marketed and sold by LICENSEE in the ADDITIONAL LICENSED FIELDS shall not require further fee and no additional payment shall be made over the flat fee payments made pursuant to Section 1.4.c of the FIRST LICENSE AGREEMENT.

      1.05 Intentionally Omitted

      1.06 AFFILIATES shall mean entities owned and organized under DePuy, Inc. including, but not limited to DePuy Orthopaedics, Inc., DePuy International, Ltd. and its affiliates, DePuy ACE, Inc., and Codman & Shurtleff, Inc., or an entity that directly or indirectly controls, is controlled by, or is under common control with, the entity specified. The term "owned" means the legal, beneficial or equitable ownership directly or indirectly of more than 50% of the aggregate of all voting equity interests rights in such entity.

      1.07 DISTRIBUTORS shall mean an entity which is not an AFFILIATE but which contracts with LICENSEE or an AFFILATE to either a) provide promotion, sales and distribution services under the name of LICENSEE or an AFFILATE respecting PRODUCT in exchange for commissions, or b) buys PRODUCT from LICENSEE or an AFFILATE for resale under the name of LICENSEE or an AFFILATE.

II. LICENSE GRANT

2.00 LICENSOR hereby grants to LICENSEE, to the extent of the ADDITIONAL LICENSED FIELDS and LICENSED TERRITORY, a license under PATENTS, to fully practice PATENTS, including the right to make, have made, use, offer for sale, sell and import PRODUCTS and promote the methods and compositions recited in the claims of PATENTS using PRODUCTS in the ADDITIONAL LICENSED FIELDS. LICENSOR recognizes that LICENSEE may also practice the PATENTS by promoting and selling through its AFFILIATES and DISTRIBUTORS. This license also includes a right in purchasers and users of the purchased PRODUCT to fully practice PATENTS within the ADDITIONAL LICENSED FIELDS with such PRODUCT. LICENSEE acknowledges and agrees that no license is granted or implied hereunder outside the ADDITIONAL LICENSED FIELDS and LICENSED TERRITORY. Furthermore, LICENSOR releases LICENSEE from any liability to LICENSOR of any kind whatsoever (including breach of contract) arising from purchasers of PRODUCT using the PRODUCT outside the LICENSED FIELD of the FIRST LICENSE AGREEMENT and the ADDITIONAL FIELDS of the SECOND LICENSE AGREEMENT provided that LICENSEE does not promote sales of PRODUCT outside the LICENSED FIELD of the FIRST LICENSE AGREEMENT and the ADDITIONAL FIELDS of the SECOND LICENSE AGREEMENT.

      2.01 The license granted pursuant to Section 2.00 hereof shall be non-exclusive for the term of this Agreement.

III.  LICENSE FEES AND ROYALTIES

      3.00 No upfront payments shall be paid by LICENSEE for practicing the PATENTS within the ADDITIONAL LICENSED FIELDS.

      3.01 LICENSEE shall pay to LICENSOR six and one-half percent (6.5%), after the effective date, of the NET SALES PRICE ("Royalty") of all PRODUCTS sold or otherwise disposed of under the license granted under Section 2.00 of this Agreement in jurisdictions having valid, unexpired, and enforceable U.S. or foreign PATENTS where the PRODUCT is made, used, sold, or offered for sale.

      3.02 In the event that LICENSOR enters into any agreement with a third party whereby LICENSOR grants the third party a license under the PATENTS, and said third party is obligated under said license to pay LICENSOR a royalty rate that is less than the six and one-half percent (6.5%) royalty rate payable under Sections 3.01 and 5.03 hereof (hereinafter, the "More Favorable Royalty Rate), then the royalty rate of Sections 3.01 and 5.03 hereof shall be deemed, effective as of the date of such third-party license agreement, to be the More Favorable Royalty Rate.

      3.03 Commencing in respect of royalties payable for the second calendar quarter of 2005 and continuing through the termination of this Agreement, LICENSEE shall be entitled to take as a credit against royalty payments made under any agreement with LICENSOR in an amount as provided in Section 6.06 hereof.

IV.   MINIMUM ROYALTIES

      4.00 There shall be no minimum royalties payable under this SECOND LICENSE AGREEMENT for practice of the PATENTS in the ADDITIONAL LICENSED FIELDS.

      4.01 Intentionally omitted.

V.    SUBLICENSING

      5.00 LICENSEE shall have the right to sublicense to AFFILIATES and DISTRIBUTORS. This sublicense also includes a right in purchasers and users of the purchased PRODUCT to fully practice PATENTS within the ADDITIONAL LICENSED FIELDS with such PRODUCT. The LICENSEE shall not have the right to sublicense to any other third party.

      5.01 LICENSEE shall supply LICENSOR with a copy of each such sublicense agreement within thirty (30) days after the execution of the sublicense agreement.

      5.02 The royalty for sublicensees shall be no less than that set forth for LICENSEE in Section 3.01, above.

      5.03 LICENSEE shall pay to LICENSOR six and one-half percent (6.5%) of any and all net sales made by sublicensors of PRODUCTS. For purposes of calculating the amount due to LICENSOR under this Section 5.03, sales of products by sublicensors shall be made using the definition of NET SALES PRICE and PRODUCT or PRODUCTS. Amounts payable under this Section 5.02 shall be made to LICENSOR quarterly as provided in Section 6.00.

      5.04 If this Agreement is terminated, LICENSEE shall immediately assign all of its right, title, and interest to all sublicenses to LICENSOR, including the right to receive all income from sublicensees. LICENSEE shall, prior to execution of each sublicense, make the sublicense aware of this contingency.

      5.05 Intentionally omitted.

VI.   PAYMENTS

      6.00 LICENSEE shall pay all amounts due pursuant to Sections 3.01 and 5.03 ("Royalty") quarterly. Within thirty (30) days after the end of each calendar quarter, LICENSEE shall (a) pay LICENSOR the Royalty owed by LICENSEE for such calendar quarter, and (b) provide LICENSOR with a written report setting forth the NET SALES PRICE with respect to Products for the applicable quarter. LICENSEE shall separately report PRODUCTS sold and PRODUCTS otherwise disposed of pursuant to Section 1.07 plus a computation of royalty amount due with respect thereto for the applicable quarter for LICENSEE, each AFFILIATE, and each sublicensee. At LICENSEE'S option, each AFFILIATE shall provide a written report directly to LICENSOR setting forth the NET SALES PRICE with respect to PRODUCTS for the applicable quarter. The AFFILIATE shall separately report PRODUCTS sold and PRODUCTS otherwise disposed of pursuant to Section 1.07 plus computation of Royalty amounts due with respect thereto for the applicable quarter. Any reports required to be submitted pursuant to Section 6.00 hereof may be consolidated with any report submitted pursuant to Section 6.0 of the FIRST LICENSE AGREEMENT.

      6.01 The Royalty shall be payable in currency of the United States of America regardless of the country where earned and shall be paid or deposited as designated in writing by LICENSOR. The exchange rate used to calculate the amounts due pursuant to Sections 3.01 and 5.03 shall be the same rate specified under Financial Accounting Standards Board Statement 52, or its successor, used to translate the financial results of LICENSOR or its AFFILIATES for public reporting.

      6.02 If the Royalty for the previous calendar quarter remains unpaid thirty (30) days after the end of such calendar quarter, interest shall accrue on such unpaid amount at the lower of (a) fifteen percent (15%) per annum, or
(b) the highest rate permitted by law, until paid.

      6.03 Intentionally omitted.

      6.04 If this Agreement is for any reason terminated before all of the payments herein provided for have been made, LICENSEE shall immediately submit a terminal report and pay to LICENSOR any remaining unpaid balance even though the due date as above provided has not been reached.

      6.05 Prior to the execution of any agreement (the "DISTRIBUTION AGREEMENT") between LICENSEE and Harvest Technologies, Inc. ("HARVEST"), granting LICENSEE the right to distribute products purchased from HARVEST for sale or use in the ADDITIONAL LICENSED FIELDS, the parties agree that all royalties paid by LICENSEE under any agreement with LICENSOR shall be deemed to relate exclusively to the ORIGINAL LICENSED FIELDS. For the first four full calendar quarters following the execution of a DISTRIBUTION AGREEMENT between HARVEST and LICENSEE, all royalties paid by LICENSEE under any agreement with LICENSOR shall be deemed to relate 80% to the ORIGINAL LICENSED FIELDS and 20% to the ADDITIONAL LICENSED FIELDS. Within 90 days following the end of said four calendar quarters, LICENSEE shall conduct a randomized sampling of a limited number of users of its PRODUCT to solely determine the sales allocable to the ORIGINAL LICENSED FIELDS and the sales allocable to the ADDITIONAL LICENSED FIELDS. Such randomized sampling shall be of LICENSEE'S sole design, regardless of whether the sampling is performed by LICENSEE or any other third party, and LICENSEE shall bear all costs associated with such sampling; provided, however, that if the sampling is conducted by a third party, then LICENSOR shall directly pay LICENSEE up to $15,000 per sampling to cover the costs of such sampling (following submission to LICENSOR of proof of payment for such services by LICENSEE). The resultant percentage allocation of sales between these licensed fields resulting from the sampling procedures shall be conclusively deemed for the succeeding four calendar quarters to be the percentages of royalties payable on account of sales in the ORIGINAL LICENSED FIELDS and the ADDITIONAL LICENSED FIELDS. LICENSOR shall not use the sampling information against LICENSEE in any way or have any cause of action against LICENSEE and LICENSEE shall have no liability whatsoever to LICENSOR for the manner in which the sampling is conducted. LICENSOR hereby indemnifies and holds LICENSEE harmless against any third party claims that LICENSEE has interfered with any obligations of LICENSOR to such third party.

      6.06 Commencing April 1, 2005 through execution of a DISTRIBUTION AGREEMENT, LICENSEE shall be entitled to take as a credit against royalty payments made in respect of the ORIGINAL LICENSED FIELDS an amount equal to $6,250 per calendar quarter (or any pro rated period thereof through execution of a DISTRIBUTION AGREEMENT). Following execution of a DISTRIBUTION AGREEMENT, LICENSEE shall be entitled to take as a credit against royalty payments made in respect of the ORIGINAL LICENSED FIELDS an amount equal to $12,500 per calendar quarter (or any pro rated period thereof), with said credit to be applied first against royalties paid (or presumed under Section 6.05 hereof to be paid) in respect of the ADDITIONAL LICENSED FIELDS, and the remainder (if any) applied against royalties paid (or presumed under Section 6.05 hereof to be paid) in respect of the ORIGINAL LICENSED FIELDS.

VII.  CONFIDENTIALITY

      7.00 No party to this Agreement shall disclose to any third party nor use for any purpose, other than the purpose of this Agreement information or data received from a Party under this Agreement without prior written approval from the Party from whom the information or data was received.

      7.01 The obligations of non-disclosure and non-use shall apply for a period of five (5) years following the expiration or termination of this Agreement, but shall not apply to any information or data which receiving Party can show by competent proof:

            (a)   is known to the public prior to disclosure hereunder;

            (b) becomes known to the public through no fault of the receiving Party;

            (c) was known to the receiving Party prior to disclosure under this Agreement;

            (d) is disclosed to the receiving Party by a third party having a legal right to make such disclosure;

            (e) is reasonably required to be disclosed to further the purposes of this Agreement, including to file for registration, to file patent applications, and to contact with third parties under an obligation of confidentiality to further the development of the Licensed Product;

            (f) is required to be disclosed to a regulatory agency of competent jurisdiction consistent with the receiving Party's past practice, provided that if such agency is not required by law to maintain the confidentiality of such information, then the disclosing Party shall first be given the opportunity to intervene and contest the disclosure or seek appropriate protection.

      7.02 The parties agree that information disclosed during the negotiation of this Agreement is to be considered confidential.

      7.03 Information disclosed by LICENSEE to LICENSOR or otherwise obtained by LICENSOR under this Agreement shall only be used by LICENSOR for the purpose of determining compliance under this Agreement by LICENSEE, sublicensees, or users or purchasers of PRODUCT, and not for any other purpose.

VIII. REPRESENTATIONS AND DISCLAIMER OF WARRANTIES

      8.00 LICENSOR SHALL HAVE NO LIABILITY WHATSOEVER TO LICENSEE FOR OR ON ACCOUNT OF ANY INJURY, LOSS, OR DAMAGE, OF ANY KIND OR NATURE SUSTAINED BY, OR ANY DAMAGE ASSESSED OR ASSERTED AGAINST, OR ANY OTHER LIABILITY INCURRED BY OR IMPOSED UPON LICENSEE, ARISING OUT OF OR IN CONNECTION WITH OR RESULTING FROM
(A) THE PRODUCTION, USE, OR SALE OF ANY APPARATUS OR PRODUCT, OR THE PRACTICE OF THE PATENTS, OR (B) ANY ADVERTISING OR OTHER PROMOTIONAL ACTIVITIES WITH RESPECT TO ANY OF THE FOREGOING.

      8.01 LICENSOR agrees not to abandon, and agrees to pay all taxes and fees necessary to maintain PATENTS hereunder, in the United States and all other countries. In the event LICENSOR elects not to pay any maintenance or file for renewal any of the PATENTS, LICENSOR shall notify LICENSEE, in writing, of LICENSOR'S intention sufficiently in advance of the date by which such payment or filing is due to afford LICENSEE a reasonable opportunity to pay such fee or file such renewal, and LICENSOR shall cooperate with LICENSEE in doing so.

      8.02 Intentionally Omitted.

      8.03 LICENSOR expressly represents and warrants that it has the full power and authority to enter into this Agreement and to carry out the transaction contemplated hereby. Licensor further represents and warrants that no academic institution (other than the University of Minnesota which has a non-exclusive perpetual license to the PATENTS solely in connection with not-for-profit research and teaching), member of an academic institution, corporation or any local, state or federal government holds any property rights through it in the subject matter of this Agreement, and that it is able to consummate this Agreement in the capacity of a free agent.

      8.04 LICENSOR herein represents, covenants, and warrants that it is co-owner of the entire right, title, and interest in the PATENTS with the University of Minnesota. The University of Minnesota has assigned all rights to the PATENTS but has retained a non-exclusive perpetual license to the PATENTS solely in connection with not-for-profit research and teaching. LICENSOR further warrants that no existing prior agreement or assignment presently conflicts in any manner with the present Agreement or otherwise prevents LICENSOR from fulfilling all of its obligations under this Agreement. A copy of LICENSOR's assignment of U.S. Patent Number 5,165,938 is attached as Appendix CC.

      8.05 LICENSOR further covenants, warrants and represents that, except for the University of Minnesota non-exclusive perpetual license to the PATENTS solely in connection with not-for-profit research and teaching, it has the sole right to grant, for the LICENSED TERRITORY, licenses under all PATENTS.

      8.06 LICENSOR further represents and warrants that it believes each claim of its PATENTS is valid and enforceable.


IX.   TAXES, GOVERNMENT APPROVALS, AND LIABILITY

      9.00 LICENSEE shall be solely responsible for the payment and discharge of any taxes, duties, or withholdings relating to any transaction of LICENSEE in connection with the manufacture, use, sale, lease, or other commercialization of a portion of the PRODUCTS, if done by LICENSEE. LICENSOR is solely responsible for any and all taxes, annuities, and fees levied by the authorities to maintain the PATENTS and for the receipt of any and all payment by third parties to LICENSOR because of the PATENTS.

      9.01 LICENSEE shall be responsible for all PRODUCT liability and PRODUCT warranty for any PRODUCTS manufactured for or by LICENSEE under this Agreement and shall insure this risk accordingly.

X.    TERMINATION

      10.00 This Agreement shall terminate upon the expiration of the last to expire of the valid and enforceable PATENTS included herein, or upon the abandonment of the last to be abandoned of any patent applications included herein, whichever is later, unless the Agreement is sooner terminated.

      10.01 Subsequent to the termination of this Agreement under Section 10.04, LICENSEE agrees that it will not practice under the PATENTS. Notwithstanding the foregoing, LICENSEE may, after the effective date of such termination, sell all PRODUCTS which may be in inventory and not sold; provided, however, LICENSEE provides any reports and payments required by Section 6.00 of this Agreement.

      10.02 If either party shall be adjudged bankrupt, or become insolvent, or make an assignment for the benefit of creditors, or be placed in the hands of a receiver or a trustee in bankruptcy, the other party may terminate this Agreement by giving sixty (60) days notice by Registered Mail to the other party, specifying the basis for termination. If within sixty (60) days after the receipt of such notice, the party receiving notice shall remedy the condition forming the basis for termination, such notice shall cease to be operative, and this Agreement shall continue in full force.

      10.03 The word "termination" and cognate words, such as "term" and "terminate," used in this Article X and elsewhere in this Agreement are to be read, except where the contrary is specifically indicated, as omitting from their effect the following rights and obligations, all of which survive any termination to the degree necessary to permit their complete fulfillment or discharge:

            a. LICENSEE'S obligation to supply a terminal report as specified in Section 6.04 of this Agreement.

            b. LICENSOR'S right to receive or recover and LICENSEE'S obligation to pay Royalties accrued or accruable for payment at the time of any termination.

            c. LICENSEE'S obligation to maintain records under Section 12.0 of this Agreement.

            d. Any cause of action or claim of LICENSOR accrued, or to accrue, because of any breach or default by LICENSEE.

            e.    The representation and disclaimer of warranties of Section
                  8.00.

            f. The PRODUCT liability, PRODUCT warranty, and indemnification of Section 9.02.

            g.    The obligations of confidentiality of Sections 7.00 and 7.01.

      10.04 Termination for Cause. Either party shall have the right to begin proceedings to terminate this Agreement in the event that the other party breaches or defaults in the performance of any of the terms of this Agreement. The non-breaching party shall give the breaching party thirty (30) days written notice of such breach and intention to terminate, stating in such notice the grounds for such intention, provided, however, that if such breach or default is remediable and if the breaching party shall, within said thirty (30) day period, remedy or is proceeding diligently to the non-breaching party's reasonable satisfaction to remedy such breach or default, then this Agreement shall remain in full force and effect. If the breaching party does not, within said thirty
(30) day period remedy such breach to the reasonable satisfaction of the nonbreaching party, the non-breaching party may, at its option, terminate this Agreement. Moreover, if, however the alleged breaching party responds within the 30 days of receiving the above notice by either denying the existence of the breach or asserting that the breach has been cured, then the alleged breaching party has a right to arbitrate the matter of the breach and/or cure under
Article XXIII of this Agreement, and such disputed issues will be settled by such arbitration prior to any further attempt to terminate this Agreement under this Article. Only upon a finding of an arbitrator under Article XXIII that a material breach has occurred and has not been cured may the non-breaching party then terminate this Agreement under this Article. If and when such finding of an uncured material breach has been made by the arbitrator, the non-breaching party shall have the right and option to terminate this Agreement by giving the breaching party thirty (30) days written notice of the termination stating in such notice the grounds for such termination; provided, however, that if such breach or default is remediable and if the breaching party shall, within said thirty (30) day period remedy or is proceeding diligently to the non-breaching party's reasonable satisfaction to remedy such breach or default, then this Agreement shall remain in full force and effect.

      10.05 Termination of this Agreement shall not limit either party from pursuing any other remedies otherwise available to it, including, without limitation, injunctive relief.

      10.06 LICENSEE shall have a right to terminate this Agreement upon 180 days written notice to LICENSOR.

XI.   LITIGATION

      11.00 LICENSOR may, at its own expense, bring suit or take any other action it deems appropriate in its sole and absolute discretion against any infringer in the ADDITIONAL LICENSED FIELDS and LICENSOR shall be entitled to all past, present, or future recoveries that in any way result from or relate to such suit or action.

XII.  RECORDS

      12.00 LICENSEE and sublicensees shall keep accurate records showing the sales or other disposition of PRODUCT sold or otherwise disposed of under the license herein granted in sufficient detail to enable the compliance with the terms of this SECOND LICENSE AGREEMENT to be determined, and shall permit LICENSOR or its duly authorized agent to inspect all such records and to make copies of or extracts from such records during regular business hours throughout the term of this Agreement and for a reasonable period of not less than three
(3) years thereafter.

      12.01 LICENSEE and sublicensees shall keep proper books of account with reference to their use of the PATENTS and to all PRODUCTS which it may use or sell. LICENSEE shall provide LICENSOR with a quarterly written report reconciled to its quarterly Royalty. This report shall be in a format acceptable to LICENSOR and LICENSEE.

      12.02 In case LICENSOR does not accept the statements of sales performed by LICENSEE, and sublicensees and the parties cannot reach an agreement within thirty (30) days after LICENSOR'S notification of disagreement, LICENSOR is authorized to have audited by a certified public accountant bound by professional secrecy the documents relevant for computing the fee. This auditor shall have the right to inspect all books and records of LICENSEE and sublicensees directly related to the Product, its manufacturing or sale. The auditing costs shall be borne by LICENSOR unless the auditing proves the failure of LICENSEE to provide LICENSOR with correct statement of sales performed. In the latter case LICENSEE shall pay the costs of the auditing if the statement of sales is in error in excess of five percent (5%) of the amounts due to LICENSOR.

XIII. NONASSIGNABILITY

      13.00 This Agreement or any interest herein shall not be assigned or transferred, in whole or in part, by either party hereto without the prior written consent of the other party hereto. However, without securing such prior written consent, either party may assign this Agreement to an AFFILIATE or a successor of all or substantially all of its business to which this Agreement related provided, that no such assignment shall be binding and valid until and unless the assignee shall have assumed in a writing, delivered to the non-assigning party, all of the duties and obligations of the assignor. If the LICENSEE is the assignor, then the LICENSEE shall remain liable and responsible to the non-assigning party hereto for the performance and observance of all such duties and obligations. If the LICENSOR is the assignor, the LICENSOR shall give written notice to LICENSEE of any assignment of any of the PATENTS.

XIV.  SEVERABILITY

      14.00 The parties agree that if any part, term, or provision of this Agreement shall be found illegal or in conflict with any valid controlling law, the validity of the remaining provisions shall not be affected thereby.

      14.01 In the event the legality of any provision of this Agreement is brought into question because of a decision by a court of competent jurisdiction, LICENSOR, by written notice to LICENSEE, may revise the provision in question or may delete it entirely so as to comply with the decision of said court.

XV.   NON-USE OF LICENSOR'S NAME

      15.00 In publicizing anything made, used, offered for sale, sold, or imported under this Agreement, LICENSEE shall not use the name of LICENSOR or otherwise refer to any organization related to LICENSOR, except with the written approval of LICENSOR. The parties covenant and agree that, except as provided for herein below, each will not from and after the date hereof make, issue or release any public announcement, press release, statement or acknowledgment of the existence of, or reveal publicly the terms, conditions and status of, the transactions contemplated herein, without the prior written consent of the other party as to the content and time of release of and the media in which such statement or announcement is to be made; provided, however, that in the case of announcements, statements, acknowledgments or revelations which either party is required by law to make, issue or release, the making, issuing or releasing of any such announcement, statement, acknowledgment or revelation by the party so required to do so by law shall not constitute a breach of this Agreement. One party shall not use the name or trademarks of the other party or any of its Affiliates for advertising or promotional purposes without the prior written consent of the other party. In furtherance of the foregoing, neither party shall originate any publicity or other announcement, written or oral, whether to the public, the press, the trade, or otherwise, relating to this Agreement or the existence of an arrangement between the parties, without the prior written approval of the other party.

XVI.  INDEPENDENCE OF PARTIES

      16.00 This Agreement shall not constitute the designation of either party as the representative or agent of the other, nor shall either party by this Agreement have the right or authority to make any promise, guarantee, warranty, or representation, or to assume, create, or incur any liability or other obligation of any kind, express or implied, against or in the name of, or on behalf of, the other, except as described herein.

XVII. WAIVER, INTEGRATION, ALTERATION

      17.00 The waiver of a breach hereunder may be effected only by a writing signed by the waiving party and shall not constitute a waiver of any other breach.

      17.01 This Agreement represents the entire understanding between the parties, and supersedes all other agreements, express or implied, between the parties concerning PATENTS.

      17.02 A provision of this Agreement may be altered only by a writing signed by both parties, except as provided in Sections 14.00 and 14.01, above.

XVIII. INTENTIONALLY OMITTED

XIX.  FORCE MAJEURE

      19.00 The obligations of either party to perform under this Agreement shall be excused if such failure to perform or any delay is caused by acts of God, civil commotion, riots, war, revolution, fire, explosion, flood, compliance with or other action taken to carry out the intent or purpose of any law or regulation, or any other cause reasonably beyond the control of the party obligated to perform. Upon the occurrence of such an event, the duties and obligations of the parties shall be suspended for the duration of the event preventing proper performance under this Agreement, provided, however, that if such suspension shall continue in excess of sixty days, the parties shall meet and attempt to arrive at a mutually acceptable compromise within the spirit and intent of this Agreement.

XX.      JURISDICTION

      20.00 This Agreement shall be construed in accordance with the substantive laws of the State of Illinois of the United States of America.

XXI.  NOTICES UNDER THE AGREEMENT

      21.00 For the purpose of all written communications and notices between the parties, their addresses shall be:

            LICENSOR:               Cytomedix, Inc.
                                    416 Hungerford Drive, Suite 330
                                    Rockville, Maryland 20850
                                    Attention:  Dr. Kshitij Mohan

            With a copy to:         Steven R. Jakubowski
                                    Robert F. Coleman & Associates
                                    77 West Wacker Drive, Suite 4800
                                    Chicago, Illinois 60601

            LICENSEE:               DePuy Spine, Inc.
                                    325 Paramount Drive
                                    Raynham, Massachusetts 02767
                                    Attention:  Earl Fender, Worldwide President

            With a copy to:         Chief Patent Counsel
                                    Johnson & Johnson
                                    One Johnson & Johnson Drive
                                    New Brunswick, New Jersey 08933

or any other addresses of which either party shall notify the other party in writing.

XXII. MARKING

      22.00 To the extent legally permissible and/or legally mandated, LICENSEE agrees to mark its brochures for the items listed in Appendix BB (revised and attached hereto) and improvements thereof with the following: "Certain products shown in this brochure are sold subject to a License Agreement with Cytomedix Inc., and are not licensed for use in with chronic non-healing wounds (i.e., any venous stasis, decubitus, or diabetic foot ulcers, or any other wounds lasting 30 days or longer).

XXIII. ARBITRATION

      23.00 Except in the event of any litigation or proceeding commenced by any third party against the LICENSOR or the LICENSEE in which the other party is an indispensable party or potential third party defendant, and except for enforcement of a party's remedies to the extent such enforcement must be pursuant to court authorization or order under applicable State law in Illinois or any State having jurisdiction, any controversy or claim arising out of or relating to this Agreement or the validity, inducement, or breach thereof, shall be settled by arbitration prior to any attempt to terminate the Agreement. Any controversy or claim arising out of or relating to this Agreement or the validity, inducement, or breach thereof, shall be settled by arbitration before a single arbitrator in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA") then pertaining, except where those rules conflict with this provision, in which case this provision controls. The parties hereby consent to the jurisdiction of the federal district court for the district in which the arbitration is held for the enforcement of this provision and the entry of judgment on any award rendered hereunder. Should such court for any reason lack jurisdiction, any court with jurisdiction shall enforce this clause and enter judgment on any award. The arbitrator shall be an attorney who has at least 15 years of experience with a law firm or corporate law department of over 25 lawyers or was a judge of a court of general jurisdiction. The arbitration shall be held in Chicago, Illinois and in rendering the award the arbitrator must apply the substantive law of State of Illinois (except where that law conflicts with this clause), except that the interpretation and enforcement of this arbitration provision shall be governed by the Federal Arbitration Act. The arbitrator shall be neutral, independent, disinterested, impartial and shall abide by The Code of Ethics for Arbitrators in Commercial Disputes approved by the AAA. Within 45 days of initiation of arbitration, the parties shall reach agreement upon and thereafter follow procedures assuring that the arbitration will be concluded and the award rendered within no more than eight months from selection of the arbitrator. Failing such agreement, the AAA will design and the parties will follow procedures that meet such a time schedule. Each party has the right before or, if the arbitrator cannot hear the matter within an acceptable period, during the arbitration to seek and obtain from the appropriate court provisional remedies such as attachment, preliminary injunction, replevin, etc., to avoid irreparable harm, maintain the status quo or preserve the subject matter of the arbitration. THE ARBITRATOR SHALL NOT AWARD ANY PARTY PUNITIVE, EXEMPLARY, MULTIPLIED OR CONSEQUENTIAL DAMAGES, AND EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT TO SEEK SUCH DAMAGES. NO PARTY MAY SEEK OR OBTAIN PREJUDGMENT INTEREST OR ATTORNEYS' FEES OR COSTS. Nothing in this agreement shall limit the right of either party, before and during such arbitration, to have recourse to such to such judicial remedies, including preliminary injunction and attachment, as would be available in the absence of this clause.

      23.01 Discovery shall be allowed pursuant to the intendment of the Federal Rules of Civil Procedure and as the arbitrators determine appropriate under the circumstances.

      IN WITNESS WHEREOF, the parties have caused this SECOND LICENSE AGREEMENT to be duly executed as of the date first mentioned above via their telefaxed signatures, which shall have the same import and effect as if signed originally.

LICENSOR                           LICENSEE
Cytomedix, Inc.                    DePuy Spine, Inc. (f/k/a DePuy AcroMed, Inc.)

By:  Kshitij Mohan, Ph.D.          By:  Earl Fender

Name:  Kshitij Mohan, Ph.D         Name:  Earl Fender

Its:  Chief Executive Officer      Its:  Worldwide President

                                   APPENDIX AA

U.S. Patent No. 5,165,938 entitled "Wound Healing Agents," issued 11/24/92, expires 11/19/2009

Australia Patent No. 596,954 entitled "Wound Healing Agents," issued 11/8/85, expires 11/8/2005

Canada Patent No. 1,261,259 entitled "Wound Healing Agents issued 9/26/89, expires 9/26/2006

Europe Patent No. 202,298 entitled "Wound Healing Agents," issued 7/15/92 (validated in Belgium, France, Germany, Great Britain, Netherlands, and Sweden), expires 11/8/2005

Israel Patent No. 77,096 entitled "Wound Healing Agents," issued 11/19/85, presently expired.

Ireland Patent No. 57,894 entitled "Wound Healing Agents," issued 5/5/93, expires 11/8/2005

Japan Patent No. 1,986,949 entitled "Wound Healing Agents," issued 3/8/95, expires 11/8/2005

                                   APPENDIX BB

                             (Schedule of Products)

SEPARATORS

2761-02-020       SYMPHONY II FS-20 Blood Draw and Processing Components

2761-02-060       SYMPHONY II FS-60 Blood Draw and Processing Components

2761-02-120       SYMPHONY II FS-120 Blood Draw and Processing Components

2760-40-101       SYMPHONY Process Disposable-One

2760-40-102       SYMPHONY Process Disposable-Two

Disposable Processing Kits contain the items required for containing blood during processing in the centrifuge

CAPITAL

2761-02-000       SYMPHONY II Centrifuge with Balance Weight Set

2760-40-000       SYMPHONY Centrifuge

APPLICATORS/MIXERS

2760-40-202       SYMPHONY Spray Applicator

2760-40-204       SYMPHONY Dual Lumen Applicator

2760-50-000       SYMPHONY GDS Standard Kit

2760-50-100       SYMPHONY GDS Manifold Kit